UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 23, 2009

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

On April 23, 2009, NutraCea (the “Company”) completed its evaluation, as of December 31, 2008, of the goodwill of The RiceX Company, a wholly-owned subsidiary of the Company (“RiceX”).  The Company concluded that its goodwill was impaired and accordingly it has recorded a non-cash impairment charge of $32.33 million.  This impairment charge will be reflected in the Company’s financial statements for the year ended December 31, 2008.  The impairment charge is a result of a combination of factors, including the decrease in the Company’s stock price and the decline of cash flow and current and projected sales from the RiceX business. The Company does not expect to be required to make any future cash expenditures as a result of the impairment.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On February 23, 2009, the Company disclosed in its Current Report on a Form 8-K (“Original Filing”) that the Audit Committee (“Audit Committee”) of the Company’s Board of Directors was conducting an internal review of certain matters with respect to the Company’s accounting and reporting practices.  The Original Filing also disclosed that based upon the Audit Committee’s recommendation, the Board of Directors of the Company determined that the Company would restate its financial statements for the year ended December 31, 2007, including the associated second, third and fourth fiscal quarters of 2007 and all of the quarters of 2008, and that these financial statements should no longer be relied upon.  The transactions upon which this determination was based were (i) a $2.6 million second quarter of 2007 sale of its Dr. Vetz PetFlex brand product with respect to which the applicable criteria for revenue recognition were not met and (ii) a $2.0 million sale of its RiceNShine product in December 2007 that did not meet accounting requirements for recognition of revenue in bill and hold transactions.

Following the date of the Original Filing, the Audit Committee expanded its review to include the Company’s accounting treatment of additional transactions in 2006, 2007 and 2008 (“Subsequent Review”).  Based upon the Subsequent Review, the Audit Committee determined on April 23, 2009 that the Company also would restate its financial statements for the year ended December 31, 2006, including the fourth quarter of 2006, and the first quarter of 2007, and that these financial statements should not be relied upon.  Similarly, related press releases, reports and shareholder communications describing the Company's financial statements for these periods should no longer be relied upon.  The Company intends to restate the financial statements referenced above in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

In connection with the Subsequent Review, the Company determined that it improperly accounted for the following transactions in 2006, 2007 and 2008:

•
The Company recorded revenue of $1.6 million in the fourth quarter of 2006 from the December 2006 sale of Dr. Vetz Pet Flex product to an infomercial customer.  The Company recorded an $800,000 reserve for this receivable in the second quarter of 2007.  In the third quarter of 2007 the customer returned the product and the Company recorded a sales return of $1.6 million and reversed the reserve it had recorded in the second quarter of 2007.   The Company has now determined that it will reverse this sale in 2006 instead of in 2007 because (i) the Company does not have adequate evidence to conclude that the receivable relating to this sale was collectable in the quarter it was recognized and (ii) the Company did not have sufficient experience in the infomercial market to adequately understand the distribution channel, the fluctuating nature of sales into this channel or the potential for product return.  The effect of the reversal will be to (1) reduce total revenue by $1.6M in 2006, (2) reduce cost of sales by $268K in 2006, (3) reduce net income by $1.4M in 2006 and (4) increase net income by $1.4M in 2007.

•
In June 2007 the Company granted to Pacific Holdings Advisors Limited (“PAHL”) perpetual and exclusive license and distribution rights (the “License”) for the production and sale of stabilized rice bran and stabilized rice bran derivative products in certain countries in Southeast Asia.  PAHL agreed to pay the Company a $5 million one-time license fee (“Licence Fee”), which was due and payable on the fifth anniversary of the commencement of stabilized rice bran production at a facility established by PAHL or a joint venture of PAHL and the Company.  The Company recorded this $5 million License Fee in the second quarter of 2007.  Contemporaneous with the grant of the License, the Company and PAHL jointly formed Grain Enhancements, LLC (“GE”).  Pursuant to GE’s limited liability company agreement, PAHL sublicensed its rights under the License to GE.

Upon further analysis of these transactions, the Company has concluded that the License Fee did not qualify as revenue to the Company under generally accepted accounting principals.   Through our Subsequent Review of the transactions, including the License and other agreements that the Company entered into in connection with the formation of GE, we determined that the transactions should have been considered as one arrangement with multiple deliverables instead of stand-alone transactions.  The various obligations under this one arrangement would have precluded immediate revenue recognition of the License Fee.  Accordingly, this transaction will be reversed, which will decrease the Company’s license fee revenue in 2007 by $5 million and increase the Company’s net loss in 2007 by $5 million.

•
On March 2008, Medan, LLC, a wholly-owned subsidiary of the Company, purchased (“First Purchase”) from Fortune Finance Overseas LTD (“FFOL”) for $8.175 million 9,700 outstanding shares of capital stock of PT Panganmas Int Nusantara, an Indonesian company (“PIN”).  In June 2008, Medan purchased directly from PIN 3,050 additional shares of PIN capital stock for $2.5 million.  Following these purchases, Medan and FFOL own 51% and 49%, respectively, of PIN’s outstanding capital stock.  The capital contributions that the Company made to Medan funded the purchase of the PIN shares.

The determination of the purchase price of the PIN shares was based upon a feasibility study of the PIN project that the Company obtained from a third party valuation firm.  Based upon this study, the Company recorded the value of the PIN shares on its balance sheet at $10.675 million, which was the price the Company paid for the PIN shares.  Upon further review, the Company has determined that there was not sufficient evidence at the time of their acquisition to support the $10.675 million valuation for the PIN shares.  Accordingly, the Company has decided to restate its consolidated balance sheet to reduce the value of the PIN shares by $5 million to $5.675 million as outlined below.

•
In March 2008, PAHL paid to the Company $5 million for its License Fee described above.  A principal shareholder of FFOL is also a principal shareholder of PAHL, and the Company’s receipt of payment for the License Fee was made at the same time the Company decided to make the First Purchase of the PIN shares.  Based in part upon the related ownership of FFOL and PAHL, the timing of the payments, the sub-license of PAHL’s rights under the License to GE and the Company’s current determination of the value of the PIN shares, the Company now believes the First Purchase of the PIN shares and the payment of the License Fee should be viewed as a combined event with related parties, causing the Company to account for the First Purchase of the PIN shares as a payment of $3.175 million instead of $8.175 million.

The following table contains a preliminary estimate of the impact that the above referenced restatements (including the restatements referenced in the Original Filing, but excluding goodwill impairment for RiceX) will have on certain items of the Company’s consolidated statements of operations for the years ended December 31, 2007 and 2006 and the first three quarters of 2008.  The financial information below is subject to change based upon the completion of the audit and review of the Company's restated financial statements by its independent registered public accounting firm, and the cumulative effect of the adjustments could change in such restated financial statements.

			Three months ended	Three months ended	Three months ended
	12/31/06	12/31/07	03/31/08	06/30/08	9/30/08

Total revenue as reported	$18,090,000	$22,161,000	$5,111,000	$10,314,000	$11,201,000
Decrease/Increase in total revenue - $1.6 million sale	(1,551,000)	1,551,000
Decrease in total revenue - $2.6 million sale		(2,601,000)
Decrease in license revenue - $5.0 million sale		(5,000,000)
Decrease in total revenue - $2.0 million sale		(1,920,000)
Increase in total revenue - $2.0 million sale			699,000	702,000	414,000
Total revenue as restated	16,539,000	14,191,000	5,810,000	11,016,000	11,615,000

Cost of goods sold as reported	9,130,000	9,898,000	4,794,000	7,277,000	8,704,000
Decrease/Increase in cost of goods sold - $1.6 million sale	(268,000)	268,000
Decrease in cost of goods sold - $2.6 million sale		(557,000)
Increase in cost of goods sold - $2.6 million sale inventory write-off		557,000
Decrease in cost of goods sold - $2.0 million sale		(1,283,000)
Increase in cost of goods sold - $2.0 million sale			467,000	470,000	277,000
Cost of goods sold as restated	8,862,000	8,883,000	5,261,000	7,747,000	8,981,000

Gross profit as reported	8,960,000	12,263,000	317,000	3,037,000	2,497,000
Gross profit as restated	7,677,000	5,308,000	549,000	3,269,000	2,634,000

Operating expenses as reported	7,913,000	27,393,000	7,400,000	7,734,000	7,053,000
Decrease in bad debt expense - $2.6 million sale		(1,601,000)

Operating expenses as restated	7,913,000	25,792,000	7,400,000	7,734,000	7,053,000

Other Income (expense) as reported/restated	538,000	3,239,000	368,000	(1,184,000)	245,000

Net income (loss) before income tax as reported	$1,585,000	$(11,891,000)	$(6,715,000)	$(5,881,000)	$(4,311,000)
Net income (loss) before income tax as restated	$302,000	$(17,245,000)	$(6,483,000)	$(5,649,000)	$(4,174,000)

The Company has discussed these preliminary findings and the matters disclosed in this Item 4.02(a) with Perry-Smith LLP, the Company's independent registered accounting firm.

The Company and the Audit Committee are continuing to review and assess the preliminary findings of the Subsequent Review and are also assessing the effect of the restatement on the Company's internal control over financial reporting and its disclosure controls and procedures.  Further investigation and assessment may result in additional matters that require restatement for the periods referenced above or for additional fiscal periods.  The Company will not reach a final conclusion on the restatement's effect on internal controls and disclosure controls and procedures until completion of the review and restatement process.  The Company expects to implement remediation steps in connection with the ultimate conclusion of the Audit Committee’s special investigation and the Subsequent Review.

The Company is working diligently to complete the restatement of its prior period financial statements.  The Company can give no assurance as to the ultimate findings of its ongoing review or the impact of these matters on the Company's results of operations or financial condition as reported for prior periods or as expected to be reported for its recently completed fiscal year.

As the Company disclosed in the Original Filing, NutraCea received a letter from the Securities and Exchange Commission (the “Commission”) in mid-January 2009 indicating that it had opened an informal inquiry.  The Company has been advised by the Commission that the status of the inquiry had been changed to a formal investigation.  NutraCea has been fully cooperating with the Commission in this investigation.

On February 27, 2009, a securities class action, captioned Burritt v. NutraCea et al., was filed against the Company and certain of its former and current officers and directors in the District Court of Arizona.  In addition, on March 30, 2009, a derivative action, captioned Eldredge v. Bensol et al., was filed in the Superior Court of Arizona for the County of Maricopa, naming the Company as a nominal defendant and naming its current Board of Directors as defendants.  These lawsuits assert claims relating to the matters disclosed in the Original Filing and the actions of the Company, its directors and certain of its officers in connection therewith.

This Report includes “forward looking statements” that involve uncertainties and risks.  There can be no assurance that actual results will not differ from the Company’s expectations or any results expressed or implied by such forward looking statements.  Factors which could cause materially different results include, among others, the risk that the final conclusion of the Audit Committee’s investigation could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case; the risk that the Subsequent Review could take longer than expected because of unanticipated issues; the risk that these matters could adversely affect the Company’s ability to make timely filings with the Commission; additional issues that may arise in connection with the Audit Committee’s ongoing investigation or the audit by the Company’s independent public accounting firm; risks of damage to the Company's business and reputation arising from these matters; risks arising from the Commission's formal investigation, the outstanding litigation or other possible litigation or regulatory action; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A, “Risk Factors,” in the Company’s annual report on Form 10-K for the year ended December 31, 2007, and in subsequent quarterly reports on Form 10-Q.  The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this report, except as required under federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: April 23, 2009	By:	/s/ Olga Hernandez-Longan
Olga Hernandez-Longan
Chief Financial Officer
(Duly Authorized Officer)